EXHIBIT 16.1


                                        ________________________________________

                                        Radin, Glass & Co., LLP
                                        ________________________________________

                                        Certified Public Accountants

                                        360 Lexington Avenue
                                        New York, NY  10017
                                        www.radinglass.com
                                        212.557.7505
                                        Fax: 212.557.7591


December 2, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated November 30, 2004 of IA Global, Inc. and are in agreement with the statements contained in paragraphs (a)(i),
(a)(iii), (a)(iv), a(v) and (a)(vi) therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.



                                        /s/ Radin, Glass & Co., LLP

                                        Certified Public Accountants